Exhibit 3.1

AMENDED & RESTATED BY-LAWS

OF

DONNELLEY FINANCIAL SOLUTIONS, INC.

AMENDED AND RESTATED ON NOVEMBER 14, 2023

ARTICLE I

Stockholders

Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and for the transaction of such other business as may properly come before the meeting, at such date and time as may be designated by Donnelley Financial Solutions, Inc. (the “Corporation”) from time to time.

Section 1.2. Special Meetings.

(a) Special meetings of stockholders may be called at any time by the Board of Directors, the Chairperson of the Board of Directors, the Lead Director, if any, or the Chief Executive Officer, to be held at such date and time as may be stated in the notice of the meeting. A special meeting of stockholders shall be held solely for the purposes specified in the notice of the meeting.

(b) A special meeting of stockholders shall be called by the Secretary of the Corporation (the “Secretary”) if the Secretary receives a valid request or requests for a special meeting of stockholders from the record holders of shares representing at least twenty five percent (25%) (the “Requisite Percentage”) of the combined voting power of the then-outstanding shares of all classes and series of the Corporation’s capital stock entitled to vote on the matter or matters proposed to be voted on at such proposed special meeting. To be valid, the request or requests must (a) be written; (b) be delivered to the Secretary at the Corporation’s principal executive office; (c) include (i) the information to be contained in a Stockholder Notice as described in Section 1.11 of these by-laws (including the questionnaire, representations and agreement described in Section 1.11(e) of these by-laws if the special meeting is called in connection with the election of directors) and (ii) an agreement by the requesting stockholder(s) to notify the Corporation immediately in the case of any disposition prior to the Notice Record Date (as defined below) for the special meeting requested by stockholders of shares of common stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed a revocation of such written request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percentage has been reached; and (d) be signed and dated by each stockholder requesting the special meeting (provided that, such request may be signed by an authorized agent, in which case, such request shall not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such request (or within ten business days thereafter) of such signatory’s authority to execute the request on behalf of the record holder). The first date on which unrevoked valid requests constituting not less than the Requisite Percentage shall have been delivered to the Corporation is referred to herein as the “Delivery Date.” In determining whether a special meeting has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple requests delivered to the Secretary will be considered together only if each such request (i) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (ii) has been dated and delivered to the Secretary within sixty (60) days of the earliest dated of such requests. Any stockholder who submitted a written request for a special meeting may revoke that written request at any time by delivering a written revocation to the Secretary at the Corporation’s principal executive office and if, following such revocation, there are unrevoked requests from stockholders holding less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. In addition, if none of the stockholders who submitted a request appears or sends a qualified representative to the special meeting to present such matter(s) to be voted on at the special meeting, the Board of Directors need not present such matter(s) for a vote at such meeting.

The Corporation is not required to call a special meeting pursuant to this Section 1.2(b) with respect to any matter if (i) an identical or substantially similar matter was included on the agenda of any annual or special meeting of stockholders held within sixty (60) days prior to the Delivery Date or will be included on the agenda at an annual or special meeting of stockholders to be held within ninety (90) days after the Delivery Date (for purposes of this clause (i), the election or removal of directors shall be considered an identical or substantially similar matter with respect to all matters involving election or removal of directors), (ii) the purpose of the special meeting is not a proper matter for stockholder action or is unlawful, or (iii) the written request for a special meeting violated applicable law(s) or was not made in accordance with these by-laws.

The business conducted at the special meeting of stockholders called in accordance with this Section 1.2(b) shall be limited to the business set forth in the notice of the special meeting; provided that the Board of Directors may submit additional matters to the stockholders at the special meeting by including those matters in the notice of the special meeting of stockholders.

Section 1.3. Place of Meetings; Notice of Meetings.

(a) All meetings of the stockholders shall be held at such places as from time to time may be fixed by the Board of Directors, either within or without the State of Delaware. In addition to or instead of holding a meeting at a physical location, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall be held solely by means of remote communications.

(b) Whenever stockholders are required or permitted to take any action at a meeting, notice shall be given in the manner prescribed by law, and shall include the record date for determining the stockholders entitled to vote at the meeting (the “Voting Record Date”), if such date is different from the record date for determining stockholders entitled to notice of the meeting (the “Notice Record Date”), and, in the case of a special meeting, the purpose or purposes for which the meeting is called. For purposes of these by-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form through an automated process.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, any Assistant Secretary of the Corporation (the “Assistant Secretary”) or any transfer agent or mailing agent of the Corporation giving the notice, will be prima facie evidence of the giving of such notice.

Section 1.4. Adjournments and Postponements. Any meeting of stockholders, annual or special, may be adjourned, from time to time, for any reason or no reason, by the chairperson of the meeting, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, thereof are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new Notice Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In addition, to the fullest extent permitted by law, any meeting of stockholders, annual or special, may be postponed rescheduled or cancelled by the Board of Directors.

Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, either (i) the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time until a quorum of such class shall be so present or represented or (ii) the chairperson of the meeting may on his or her own motion adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws. Shares of its own capital stock belonging on the Voting Record Date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. If a quorum is initially present at a meeting of stockholders, the stockholders may continue to transact business until adjournment of such meeting, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 1.6. Organization. (a) Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in the absence of the Chairperson by the Lead Director, if any, or in the absence of the Chairperson or Lead Director, by the Vice Chairperson of the Board of Directors, if any, or in the absence of the Vice Chairperson by the Chief Executive Officer, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting (the presiding officer determined pursuant to this sentence, the “chairperson of the meeting”). The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairperson of the meeting may appoint any person to act as secretary of the meeting.

(b) The Board of Directors may, to the extent not prohibited by law, adopt such rules and regulations for the conduct of meetings of stockholders as it deems appropriate. Except to the extent inconsistent with the rules and regulations adopted by the Board of Directors, the chairperson of the meeting shall determine the order of business at each such meeting, all matters of procedure and whether or not a nomination or other proposed business is proper business to be transacted at the meeting and has been properly brought before the meeting. Without limiting the generality of the foregoing, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, the opening and closing of the voting polls for each item on which a vote is to be taken, removing any stockholder or any other individual who refuses to comply with meeting rules, regulations and procedures as set forth by the chair of the meeting, and restricting the use of audio/video recording devices and cell phones at the meeting.

Section 1.7. Inspectors. Prior to any meeting of stockholders, the Board of Directors or the Chief Executive Officer shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by electronic transmission from which it can be determined that the proxy was authorized by the stockholder, any written ballot or, if authorized by the Board of Directors, a ballot submitted by electronic transmission together with any information from which it can be determined that the electronic transmission was authorized by the stockholder, any information provided in a record of a vote if such vote was taken at the meeting by means of remote communication along with any information used to verify that any person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.8. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or, in the case of a series of preferred stock that expressly so provides, to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine.

Each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by a plurality of the votes cast (instead of by votes cast “for” or “against” a nominee) at any meeting at which a quorum is present for which (i) the Secretary of the Corporation receives a notice pursuant to these by-laws that a stockholder intends to nominate a director or directors and (ii) such proposed nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders.

In all other matters, unless otherwise provided by law, the certificate of incorporation or these by-laws the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the certificate of incorporation or these by-laws. For purposes of this Section 1.8, votes cast “for” or “against” and “abstentions” with respect to such matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker non-votes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter.

Section 1.9. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a Notice Record Date, which Notice Record Date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the Voting Record Date unless the Board of Directors determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making the determination of the Voting Record Date. If no record date is fixed by the Board of Directors, the Notice Record Date and the Voting Record Date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Voting Record Date for the adjourned meeting, and in such case shall also fix the Notice Record Date for such adjourned meeting at the same or an earlier date as the Voting Record Date.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.10. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the Voting Record Date for such meeting is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 1.10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 1.11. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.11 and Section 1.2(b), if applicable.

(b) For any matter to be brought properly before the annual meeting of stockholders, the matter must be (i) specified in the notice of the annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting by a stockholder who is a stockholder of record of the Corporation on the date the notice provided for in this Section 1.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the annual meeting and who complies with the requirements set forth in this Section 1.11 and all applicable requirements of applicable law (including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-19 thereunder). In addition to any other requirements under applicable law and the certificate of incorporation and these by-laws, written notice (the “Stockholder Notice”) of any nomination or other proposal must be timely, in proper form and constitute a proper matter for stockholder action. The number of nominees a stockholder may nominate for election at an annual meeting must not exceed the number of directors to be elected to the Board of Directors at such annual meeting.

(c) To be timely, the Stockholder Notice (including the completed and signed questionnaire, representations and agreement, as applicable, described in Section 1.11(e)) must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if (and only if) no annual meeting was held in the previous year or the date of the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Meeting Date or (ii) the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed.

(d) To be in proper form, a Stockholder Notice must set forth:

(i) as to the stockholder giving the notice and the beneficial holder, if any, on whose behalf the nomination or other proposal is made, the following information:

A.	whether the stockholder is providing the notice at the request of a beneficial holder of shares;

B.

the name and address of (1) such stockholder, (2) any such beneficial holder, and (3) any person acting in concert with such stockholder or any such beneficial owner, including any principal of, and any person that owns or controls, directly or indirectly, such stockholder or such beneficial owner (each, an “Interested Person”);

C.

a description of any agreement, arrangement or understanding with (including without limitation any compensatory, payment, financial reimbursement, indemnification or other financial arrangements, and any agreement, arrangement or understanding that would be required to be disclosed pursuant to Item 5 or Item 6 of the Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner)) with respect to the investment by the stockholder or such beneficial holder in the Corporation, or any nomination or any other matter the Stockholder Notice relates to, between or among such stockholder, any such beneficial holder, any Interested Person, any proposed nominee, and any other person or persons (naming such person or persons);

D.

a complete listing of the record and beneficial ownership positions (including class or series and number or amount) of all equity securities and debt instruments, whether held in the form of loans or capital market instruments, of the Corporation or any of its subsidiaries held by such stockholder, any such beneficial holder and any Interested Persons;

E.

a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, any such beneficial holder or any Interested Person that are separated or separable from the underlying shares of the Corporation;

F.

a description of any agreement, arrangement, or understanding (including any hedging, derivative, or long or short positions, profit interests, options, warrants, stock appreciation or similar rights, borrowed or loaned shares or other similar transaction) that is in place or has been entered into within the prior six months preceding the date of delivery of the Stockholder Notice by or for the benefit of the stockholder, any such beneficial holder or any Interested Person with respect to the Corporation or its subsidiaries or any of their respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings for the Corporation, its subsidiaries or any of their respective securities or debt instruments (or, more generally, changes in the perceived creditworthiness of the Corporation or its subsidiaries), or to increase or decrease the voting power of such stockholder, any such beneficial holder or such Interested Person (any such agreement, arrangement, transaction or understanding entered into by or for the benefit of any person is referred to herein as a “Derivative Instrument”);

G.

a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, any such beneficial owner or any Interested Person has a right to vote any shares of any security of the Corporation;

H.

a description of any financial benefit (including any performance-related fees but excluding any asset-based fee) that such stockholder, any such beneficial holder or any Interested Person has received other than an asset-based fee) that such stockholder and any stockholder related person is entitled to based on any increase or decrease in the value of shares of the Corporation or any Derivative Instrument;

I.

to the extent not prohibited under an applicable bona fide confidentiality obligation, with respect to the stockholder, any beneficial holder and any Interested Person, a list of (x) litigation filed against such person during the prior 10 years, (y) criminal proceeding (excluding traffic violations and other minor offenses) naming such person as a subject during the prior 10 years and (z) investigations of such person by a governmental entity, including law enforcement agencies, commenced within the prior 10 years;

J.

a representation whether the stockholder or any such beneficial holder intends or is part of a group (providing the name and address of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act)) which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or approve or adopt the proposal, (ii) otherwise to solicit proxies from stockholders in support of such nomination or proposal and/or (iii) to solicit proxies in support of each proposed nominee in accordance with Rule 14a-19 under the Exchange Act;

K.	the names and addresses of any other stockholders or beneficial owners known to be supporting such nomination by the stockholder or any such beneficial owner;

L.

a representation that the stockholder is, and will at the time of the applicable meeting of stockholders be, a holder of record of stock of the Corporation that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the Stockholder Notice; and

M.	the representations and agreement described in Section 1.11(e) in the form provided by the Corporation and signed by the stockholder, any beneficial holder and each Interested Person, as applicable.

(ii) in the case of any Stockholder Notice relating to a matter other than the nomination of directors, as to each such proposal, the following information:

A.	the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders;

B.	a brief written statement of the reasons why such stockholder favors the proposal;

C.	the reasons for conducting such business at the meeting; and

D.	any material interest in such business of such stockholder and the beneficial holder, if any, on whose behalf the proposal is made.

(iii) in the case of any Stockholder Notice relating to the nomination of directors, as to each person whom the stockholder proposes to nominate for election or re-election as a director, the following information:

A.	the name, age, business address, and place of residence of the proposed nominee;

B.	the class and number of shares of common stock and any other securities of the Corporation held beneficially or of record by the proposed nominee;

C.

a description of any agreement, arrangement, understanding, or relationship (including any compensatory, payment, financial reimbursement, indemnification or other financial arrangements) between or among the proposed nominee, on the one hand, and the stockholder, the beneficial holder, if any, on whose behalf the nomination is made, any Interested Person, or any other person or persons (naming such person or persons), on the other hand, pursuant to which the nomination is being made by such person, including, as applicable, the amount of any payment or payments received or receivable thereunder, in each case in connection with the proposed nominee’s candidacy or service as a director of the Corporation;

D.

a description of any Derivative Instrument that is in place or has been entered into within the prior six months preceding the date of delivery of the Stockholder Notice by or for the benefit of the proposed nominee;

E.

the information required to be disclosed by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any successor regulation) and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded;

F.

details of any position held by the proposed nominee as an officer or director of any competitor (that is, any entity that produces products, provides services or engages in business activities that compete with or are alternatives to the products produced, services provided or business activities engaged in by the Corporation or its affiliates) of the Corporation, within the three (3) years preceding the submission of the stockholder’s notice;

G.

a statement detailing whether the proposed nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K (or the corresponding provisions of any successor regulation) and the relevant listing standards of any exchange where the Corporation’s equity securities are listed;

H.	the questionnaire, representations and agreement described in Section 1.11(e) in the form provided by the Corporation and completed and signed by the proposed nominee.

(e) Prior to submitting a Stockholder Notice relating to the nomination of directors (whether in connection with an annual meeting pursuant to Section 1.11(b), or a special meeting pursuant to Section 1.2(b) or Section 1.11(g)), the stockholder providing such Stockholder Notice shall request in writing from the Secretary the form of the questionnaire, representations and agreement described in this this Section 1.11(e), and the Secretary shall provide such forms to the requesting stockholder within 10 days after receiving such request. To be complete, a Stockholder Notice must include:

(i) a completed questionnaire signed by each proposed nominee with respect to the background and qualification of such proposed nominee; and

(ii) written representations and agreements signed by, as applicable, each proposed nominee, the stockholder giving notice and any other person on whose behalf the nomination is being made that:

A.

each of the applicable persons (including the proposed nominee and the stockholder giving notice) will update and supplement the information described in this Section 1.11, as applicable from time to time to the extent necessary so that such information shall be true and correct (x) as of the Notice Record Date and (y) as of the date that is the tenth (10th) business day prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than the fifth (5th) business day following the Notice Record Date (in the case of any update and supplement required to be disclosed as of such record date) and not later than the eighth (8th) business day prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of the tenth (10th) business day prior to the meeting or adjournment or postponement thereof), provided that, no supplement or update made pursuant to this paragraph may include any new nominees who were not named in the original Stockholder Notice or be deemed to cure any defects or limit the remedies available to the Corporation relating to any defect);

B.

each of the applicable persons (including the proposed nominee and the stockholder giving notice) will provide to the Corporation such other information and certifications as it may reasonably request (as determined by the Corporation in its sole discretion);

C.

each of the applicable persons (including the proposed nominee and the stockholder giving notice) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

D.

each of the applicable persons (including the proposed nominee and the stockholder giving notice) agrees to comply with all applicable law, rules and regulations in connection with the nomination, solicitation and election, as applicable (including Rule 14a-19 under the Exchange Act);

E.

the proposed nominee will, at the reasonable request of the Corporate Responsibility & Governance Committee of the Board of Directors (together with any successor committee, the “Governance Committee”) (as determined by the Governance Committee in its sole discretion), meet with the Governance Committee to discuss matters relating to the nomination of such proposed nominee, including the information provided by such proposed nominee to the Corporation in connection with such nomination and such proposed nominee’s eligibility to serve as a member of the Board of Directors;

F.

the proposed nominee (w) will serve as a director for the term for which he or she is standing for election if nominated by the Board of Directors and elected by the stockholders, (x) consents to the running of a background check in accordance with the Corporation’s policy for prospective directors and will provide any information reasonably requested by the Corporation (as determined by the Corporation in its sole discretion) to run such background check, (y) consents to being named in any proxy statement and/or form of proxy and associated proxy card, and (z) has read the Corporation’s corporate governance principles, code of conduct and any other Corporation policies and guidelines applicable to directors, in each case, that is publicly disclosed or provided to the proposed nominee by the Corporation and as in effect from time to time, and agrees, if elected, to adhere to such policies and guidelines, and any other policy, guideline, rule, regulation or standard of conduct applicable to the directors (including with respect to confidentiality);

G.

the proposed nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any agreement, arrangement or understanding with any person or entity as to how the proposed nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (iii) any Voting Commitment that could reasonably be expected to limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with fiduciary duties under applicable law; and

H.

the proposed nominee’s candidacy and, if elected, membership on the Board of Directors, would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded.

(f) The Corporation may also , as a condition of any nomination being deemed properly brought by a stockholder before a stockholder meeting, require any proposed nominee, the stockholder giving notice and any other person on whose behalf the nomination is being made to furnish such other information (i) such person has agreed to furnish under the applicable Stockholder Notice (including any questionnaire, representations and agreement delivered to the Corporation), including under such person’s agreement to update/supplement information pursuant to Section 1.11(e)(ii)(A), (2)that could (as determined by the Corporation in its sole discretion) be required to determine whether the proposed nominee would be considered “independent” as a director or meet the requirements for membership on the Board or any committee thereof under the various rules and standards applicable to the Corporation, or (3) material to a reasonable stockholder’s understanding of the qualifications and, fitness and/or independence, or lack thereof, of any proposed nominee.

(g) For any matter to be brought properly before a special meeting of stockholders, the matter must be set forth in the Corporation’s notice of the meeting given by or at the direction of the Board of Directors or by the Secretary pursuant to Section 1.2 of these by-laws. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of the meeting, if the Stockholder Notice (including the questionnaire, representations and agreement required by Section 1.11(e) hereof) is received by the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of either the names of all nominees proposed by the Board of Directors or the number of directors to be elected at such meeting is publicly announced or disclosed; provided, that the number of nominees a stockholder may nominate for election at a special meeting pursuant to this sentence cannot exceed the number that is so publicly announced or disclosed by the Corporation to be elected at such meeting.

(h) For purposes of this Section 1.11, (i) a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by GlobeNewswire, the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC, and (ii) “beneficially owned” shall have the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act.

(i) Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any nomination or other business must use a proxy-card color other than white, which is reserved for the exclusive use by the Corporation.

(j) The only stockholder proposed nominees that are eligible for election as directors of the Corporation and the only stockholder proposals that shall be conducted at a meeting of stockholders are those made, in each case, in accordance with the requirements set forth in this Section 1.11, and, if applicable, pursuant to Section 1.2(b) of these by-laws. In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of such postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 1.11. This Section 1.11 shall not apply to stockholders proposals made pursuant to Rule 14a-8 under the Exchange Act.

(k) If the Board of Directors determines that any requirement under the by-laws or any other applicable legal requirements has not been satisfied as to any proposed nomination or other business proposed to be transacted at a stockholder meeting, then it may elect to (x) waive the deficiency with respect to such director nomination or other proposed business, (y) notify the stockholder of, and provide the stockholder with an opportunity to cure, such deficiency, or (z) disregard any defective nomination or decline to allow the proposed nomination or other business to be transacted at the meeting, even if the Corporation has received proxies with respect to votes on those matters.

(l) Regardless of whether the Board of Directors has made such a determination with respect to any nomination or other stockholder proposal, the chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether any nomination or other proposal to be considered at the meeting was made in accordance with the requirements under these by-laws and any other applicable legal requirements, and, if any nomination or other proposal is not in compliance with such requirements, , to direct and declare at the meeting that such nomination or other proposal is not properly before the meeting and shall not be considered, even if the Corporation has received proxies or votes in respect of such matter (which proxies and votes shall also be disregarded). Notwithstanding the foregoing provisions of this Section 1.11, if the stockholder or a qualified representative of the stockholder does not appear at the annual or special meeting of stockholders of the Corporation to present any such nomination, or make any such other proposal, such nomination or other proposal shall be disregarded, even if the Corporation has received proxies or votes in respect of such matter (which proxies and votes shall also be disregarded). For purposes of this Section 1.11 and for Section 1.2(b), to be considered a qualified representative of the stockholder, a person must (x) be a duly authorized officer, manager, or partner of such stockholder or another individual who is authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation at the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders and (y) produce the writing or a reliable reproduction or electronic transmission of the writing at the meeting.

(m) A stockholder shall also comply with all other applicable legal requirements (including the Exchange Act and the rules and regulations thereunder) with respect to the matters set forth in this Section 1.11. Unless otherwise required by law, if any stockholder or its affiliate (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence (as determined by the Corporation in its sole discretion) sufficient to satisfy the Corporation that such stockholder or its applicable affiliates has met the requirements of Rule 14a-19(a)(3) under the Exchange Act), then the nomination of each such proposed nominee shall be disregarded, even if the Corporation has received proxies or votes in respect of the election of such proposed nominees (which proxies and votes shall also be disregarded). If any stockholder or its affiliate provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder or affiliate shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, a written certification (and upon request by the Corporation, reasonable evidence as determined by the Corporation in its sole discretion) that it has met the requirements of Rule 14a-19 under the Exchange Act.

ARTICLE II

Board of Directors

Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board of Directors shall consist of one or more members, each of whom shall be a natural person, the exact number thereof to be determined from time to time pursuant to a resolution adopted by the Board of Directors. Directors need not be stockholders.

Section 2.2. Election; Term of Office; Resignation; Vacancies. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided in the certificate of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director elected or appointed to fill a vacancy shall hold office until the next election of the class of directors of the director which such director replaced, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by or at the request of the Chairperson of the Board of Directors, the Lead Director, if any, the Vice Chairperson of the Board of Directors, if any, the Chief Executive Officer or any three (3) directors. Notice of any special meeting of the Board of Directors stating the place, date and time of the special meeting shall be given to each director (i) by mail or overnight courier, addressed to his or her residence or usual place of business, not less than two (2) days before the date of such meeting, (ii) by facsimile or other form of electronic communication, not less than 24 hours before the time of the meeting or (iii) personally or by telephone, not less than 24 hours before the time of the meeting; provided, however, that notice of a special meeting may be given within such lesser period than those specified if circumstances so require in the reasonable judgment of the person calling the meeting.

Section 2.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone, video conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6. Quorum; Vote Required for Action. A majority of the number of Directors fixed by resolution of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the affirmative vote of a majority of the Directors present at any such meeting shall be the act of the Board of Directors unless the certificate of incorporation or these by-laws require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present.

Section 2.7. Organization. The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors, or in the absence of the Chairperson of the Board of Directors, the Lead Director, if any has been appointed by the Board of Directors with such powers as the Board of Directors may from time to time designate, or in the absence of any such Lead Director, the Vice Chairperson of the Board of Directors, if any, or in the absence of the Vice Chairperson of the Board of Directors by the Chief Executive Officer, or in their absence by a chairperson chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8. Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.9. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

Committees

Section 3.1. Committees. The Board of Directors may designate one or more committees, including but not limited to, an Audit Committee, Corporate Responsibility and Governance Committee and Compensation Committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval, (ii) adopting, amending or repealing these by-laws or (iii) indemnifying directors.

Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

Officers

Section 4.1. Election and Designation. The officers of the Corporation shall be elected by the Board of Directors and may include a Chief Executive Officer, a President, a Chief Financial Officer of the Corporation, one or more Vice Presidents, a Controller of the Corporation, a Treasurer of the Corporation, a Secretary, and such other officers or assistant officers as the Board of Directors deems necessary or advisable and may give any of them such further designations or alternate titles as it considers desirable. The same person may hold any two (2) or more offices.

Section 4.2. Appointment, Term of Office and Qualifications. The Board of Directors may authorize any duly elected officer to appoint one or more other officers or assistant officers. Unless the Board of Directors otherwise prescribes by resolution, each officer shall hold office until his or her respective successor shall have been duly chosen and qualified or until such officer’s resignation, death or removal.

Section 4.3. Vacancies. If any vacancy shall occur among the officers or assistant officers of the Corporation, the Board of Directors, or any duly elected officer authorized by the Board of Directors to appoint such officer or assistant officer, may fill such vacancy.

Section 4.4. Removal. The Board of Directors may remove any officer or assistant officer at any time either with or without cause. Any officer or assistant officer appointed by another officer may likewise be removed by such officer. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights.

Section 4.5. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board and any committees in a book to be kept for that purpose. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

Stock

Section 5.1. Stock Certificates and Uncertificated Shares. The shares of stock in the Corporation may be certificated or uncertificated. Any certificates of stock of the Corporation shall be in such form as may be determined by the Board of Directors. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson, the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares of stock registered in certificate form owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation may not issue stock certificates in bearer form.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

Miscellaneous

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these by-laws.

Section 6.4. Indemnification of Directors and Officers. Except as provided in this by-law, the Corporation shall indemnify Indemnitees to the full extent permitted by Delaware law. Expenses reasonably incurred by Indemnitee in defending any action, suit, or proceeding, as described in this by-law, shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of Indemnitee to repay such Expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

Notwithstanding anything contained in this Section 6.4, except for proceedings to enforce rights provided in this Section 6.4, the Corporation shall not be obligated under this Section 6.4 to provide any indemnification or any payment or reimbursement of expenses to any person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board of Directors; it being understood, however, that this provision shall in no way prevent or prohibit the Corporation from indemnifying any person or paying or reimbursing any person’s expenses in connection with a proceeding initiated by such person pursuant to a contractual arrangement between the Corporation and such person.

No claim for indemnification shall be paid by the Corporation unless the Corporation has determined that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Unless ordered by a court, such determinations shall be made by (1) a majority vote of the directors who are not parties to the action, suit or proceeding for which indemnification is sought, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by stockholders.

Indemnitee shall promptly notify the Corporation in writing upon the sooner of (a) becoming aware of an action, suit or proceeding where indemnification or the advance payment or reimbursement of Expenses may be sought or (b) being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or the advance payment or reimbursement of Expenses covered hereunder. The failure of Indemnitee to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to Indemnitee pursuant to this by-law.

As a condition to indemnification or the advance payment or reimbursement of Expenses, any demand for payment by Indemnitee hereunder shall be in writing and shall provide reasonable accounting by Indemnitee’s legal counsel for the Expenses to be paid by the Corporation.

For the purposes of this by-law, the term “Indemnitee” shall mean any person made or threatened to be made a party, or otherwise involved in any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation at any other enterprise as a director or officer; the term “Corporation” shall include any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise; service “at the request of the Corporation” shall include service as a director or officer at the request of the Corporation of an enterprise which imposes duties on, or involves services by, such person, including without limitation, with respect to an employee benefit plan, its participants or beneficiaries; the term “Expenses” shall include all reasonable expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being a witness in, or participating (including on appeal), or preparing for an actual or threatened action, suit or proceeding (including Indemnitee’s counterclaims that directly respond to and negate the affirmative claim made against Indemnitee (“Permitted Counterclaims”) in such action, suit or proceeding, whether civil, criminal, administrative or investigative), but shall exclude the costs of (a) any of Indemnitee’s counterclaims, other than Permitted Counterclaims, (b) the costs of acquiring and maintaining an appeal or supersedeas bond or similar instrument or (c) the fees and costs of enforcing a right to indemnification or advance payment or reimbursement under this by-law.

Any action, suit or proceeding regarding indemnification or advance payment or reimbursement of Expenses arising out of these by-laws or otherwise shall only be brought and heard in the Court of Chancery of the State of Delaware. In the event of any payment under this by-law, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including but not limited to, the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights. Except as required by law or as otherwise becomes public, Indemnitee will keep confidential any information that arises in connection with this by-law, including but not limited to, claims for indemnification or the advance payment or reimbursement of Expenses, amounts paid or payable under this by-law and any communications between the parties. No amendment of the certificate of incorporation of the Corporation or this by-law shall impair the rights of any Indemnitee arising at any time with respect to events occurring at or prior to such amendment.

Section 6.5. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose, if: (1) the material facts as to director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records in accordance with law.

Section 6.7. Distributions. Subject to the rights of any class or series of stock set forth in the certificate of incorporation, the Board of Directors may from time to time, in its discretion, declare payment of dividends or other distributions on its outstanding shares of capital stock in such manner and upon such terms and conditions as are permitted by the certificate of incorporation and the DGCL.

Section 6.8. Amendment of By-Laws. These by-laws may be amended or repealed, and new by-laws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.

Section 6.9. Forum for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders or debtholders, (iii) any action or proceeding asserting a claim against the Corporation or any director or officer or other employee or agent of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the certificate of incorporation or these by-laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine other “internal corporate claim” as defined in Section 115 of the General Corporation Law of the State of Delaware.”